EXHIBIT 25.2

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM T-1

                                    ---------

                       STATEMENT OF ELIGIBILITY UNDER THE
                        TRUST INDENTURE ACT OF 1939 OF A

                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                Check if an Application to Determine Eligibility
                  of a Trustee Pursuant to Section 305(b)(2) __

                       STATE STREET BANK AND TRUST COMPANY
               (Exact name of trustee as specified in its charter)

          Massachusetts                                     04-1867445
(Jurisdiction of incorporation or                        (I.R.S. Employer
organization if not a U.S. national bank)               Identification No.)

                225 Franklin Street, Boston, Massachusetts    02110
               (Address of principal executive offices)     (Zip Code)

        John R. Towers, Esq. Executive Vice President and General Counsel
                225 Franklin Street, Boston, Massachusetts 02110
                                 (617) 654-3253
            (Name, address and telephone number of agent for service)

                              ---------------------


                        PEOPLE'S BANCSHARES CAPITAL TRUST
               (Exact name of obligor as specified in its charter)

                       DELAWARE                              XX-XXXXXXX
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                         Identification No.)

                               545 PLEASANT STREET
                        NEW BEDFORD, MASSACHUSETTS 02740
               (Address of principal executive offices) (Zip Code)

                              --------------------

                              PREFERRED SECURITIES
                         (Title of indenture securities)





                                     GENERAL

ITEM 1.  GENERAL INFORMATION.

         FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

         (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISORY AUTHORITY TO WHICH IT IS SUBJECT.

                  Department of Banking and Insurance of The Commonwealth of Massachusetts, 100 Cambridge Street, Boston, Massachusetts.

                  Board of Governors of the Federal Reserve System, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C.

         (B) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

                  Trustee is authorized to exercise corporate trust powers.

ITEM 2.  AFFILIATIONS WITH OBLIGOR.

         IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

                  The obligor is not an affiliate of the trustee or of its parent, State Street Boston Corporation.

                  (See note on page 2.)

ITEM 3. THROUGH ITEM 15.   NOT APPLICABLE.

ITEM 16. LIST OF EXHIBITS.

         LIST BELOW ALL EXHIBITS FILED AS PART OF THIS STATEMENT OF ELIGIBILITY.

         1. A COPY OF THE  ARTICLES  OF  ASSOCIATION  OF THE  TRUSTEE  AS NOW IN
EFFECT.

                  A copy of the Articles of Association of the trustee, as now in effect, is on file with the Securities and Exchange Commission as Exhibit 1 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

         2. A COPY OF THE CERTIFICATE OF AUTHORITY OF THE TRUSTEE TO COMMENCE BUSINESS, IF NOT CONTAINED IN THE

ARTICLES OF ASSOCIATION.

                  A copy of a Statement from the Commissioner of Banks of Massachusetts that no certificate of authority for the trustee to commence business was necessary or issued is on file with the Securities and Exchange Commission as Exhibit 2 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

         3. A COPY OF THE AUTHORIZATION OF THE TRUSTEE TO EXERCISE CORPORATE TRUST POWERS, IF SUCH AUTHORIZATION IS NOT CONTAINED IN THE DOCUMENTS SPECIFIED IN PARAGRAPH (1) OR (2), ABOVE.

                  A copy of the authorization of the trustee to exercise corporate trust powers is on file with the Securities and Exchange Commission as
Exhibit 3 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

         4. A COPY OF THE EXISTING BY-LAWS OF THE TRUSTEE, OR INSTRUMENTS CORRESPONDING THERETO.

                  A copy of the by-laws of the trustee, as now in effect, is on file with the Securities and Exchange Commission as Exhibit 4 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Eastern Edison Company (File No. 33-37823) and is incorporated herein by reference thereto.

                                        1





         5. A COPY OF EACH INDENTURE REFERRED TO IN ITEM 4. IF THE OBLIGOR IS IN DEFAULT.

                  Not applicable.

         6. THE CONSENTS OF UNITED  STATES  INSTITUTIONAL  TRUSTEES  REQUIRED BY
SECTION 321(B) OF THE ACT.

                  The consent of the trustee required by Section 321(b) of the Act is annexed hereto as Exhibit 6 and made a part hereof.

         7. A COPY OF THE LATEST REPORT OF CONDITION OF THE TRUSTEE PUBLISHED PURSUANT TO LAW OR THE REQUIREMENTS OF ITS SUPERVISING OR EXAMINING AUTHORITY.

                  A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as Exhibit 7 and made a part hereof.

                                      NOTES

         In answering any item of this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

         The answer furnished to Item 2. of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.

                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, State Street Bank and Trust Company, a corporation organized and existing under the laws of The Commonwealth of Massachusetts, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston and The Commonwealth of Massachusetts, on the 3rd day of June, 1997.

                                             STATE STREET BANK AND TRUST COMPANY

                                                     By: /S/ PAUL D. ALLEN
                                                        ------------------------
                                                          PAUL D. ALLEN
                                                          VICE PRESIDENT

                                        2





                                    EXHIBIT 6

                             CONSENT OF THE TRUSTEE

         Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issuance by PEOPLE'S BANCSHARES CAPITAL TRUST of its PREFERRED SECURITIES, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                             STATE STREET BANK AND TRUST COMPANY

                                             By:  /S/ PAUL D. ALLEN
                                                --------------------------------
                                                  PAUL D. ALLEN
                                                  VICE PRESIDENT

DATED:   JUNE 3, 1997









                                        3






                                    EXHIBIT 7

Consolidated Report of Condition of State Street Bank and Trust Company, Massachusetts and foreign and domestic subsidiaries, a state banking institution organized and operating under the banking laws of this commonwealth and a member of the Federal Reserve System, at the close of business March 31, 1997, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act and in accordance with a call made by the Commissioner of Banks under General Laws, Chapter 172,
Section 22(a).

                                                                    Thousands of
                                                                         Dollars

ASSETS

Cash and balances due from depository institutions:
         Noninterest-bearing  balances  and currency and coin          1,665,142
         Interest-bearing balances                                     8,193,292
Securities                                                            10,238,113
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its
         Edge subsidiary                                               5,853,144
Loans and lease financing receivables:
         Loans and leases, net of unearned income                      4,936,454
         Allowance for loan and lease losses                              70,307
         Allocated transfer risk reserve                                       0
         Loans and leases,  net of unearned  income and allowances     4,866,147
Assets held in trading accounts                                          957,478
Premises and fixed assets                                                380,117
Other real estate owned                                                      884
Investments in unconsolidated subsidiaries                                25,835
Customers' liability to this bank on acceptances outstanding              45,548
Intangible assets                                                        158,080
Other assets                                                           1,066,957
                                                                       ---------
Total assets                                                          33,450,737
                                                                     ===========

LIABILITIES

Deposits:

         In domestic offices                                           8,270,845
         Noninterest-bearing                                           6,318,360
         Interest-bearing                                              1,952,485
In foreign offices and Edge subsidiary                                12,760,086
         Noninterest-bearing                                              53,052
         Interest-bearing                                             12,707,034
Federal funds purchased and securities sold under
         agreements to repurchase in domestic offices of
         the bank and of its Edge subsidiary                           8,216,641

Demand notes issued to the U.S. Treasury and Trading Liabilities         926,821
Other borrowed money                                                     671,164
Subordinated notes and debentures                                              0

Bank's liability on acceptances executed and outstanding                  46,137
Other liabilities                                                        745,529

Total liabilities                                                     31,637,223
                                                                      ----------

EQUITY CAPITAL

Perpetual preferred stock and related surplus                                  0
Common stock                                                              29,931
Surplus                                                                  360,717
Undivided profits and capital reserves/Net unrealized holding
gains (losses)                                                         1,426,881
Cumulative foreign currency translation adjustments                      (4,015)
Total equity capital                                                   1,813,514
                                                                       ---------

Total liabilities and equity capital                                  33,450,737
                                                                      ==========

                                4





I, Rex S. Schuette, Senior Vice President and Comptroller of the above named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                       Rex S. Schuette

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

                                                      David A. Spina
                                                      Marshall N. Carter
                                                      Charles F. Kaye

                                5